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                                                                    Exhibit 23.1


                          Consent of Ernst & Young LLP
                              Independent Auditors


We consent to the incorporation by reference in the following Registration Statements of our report dated February 5, 2002, with respect to the consolidated financial statements of Independence Community Bank Corp., included in the Form 10-K for the nine months ended December 31, 2001:

      Form S-8 No. 333-50987, pertaining to the Independence Community Bank 401(k) Savings Plan in RSI Retirement Trust

      Form S-8 No. 333-70455, pertaining to the 1998 Stock Option Plan

      Form S-8 No. 333-85981, pertaining to the Stock Options Assumed in Acquisition of Broad National Bancorporation

      Form S-8 No. 333-95767, pertaining to the Stock Options Assumed in Acquisition of Statewide Financial Corp.

      Form S-8 No. 333-60204, pertaining to the Directors' Fiscal 2002 Stock Retainer Plan.

      Form S-8 No. 333-83330, pertaining to the Directors' Fee Plan.


                                                /s/Ernst & Young LLP

New York, New York
March 27, 2002